UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 28, 2019

People’s Utah Bancorp

(Exact name of Registrant as Specified in Its Charter)

Utah	001-37416	87-0622021
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 East Main Street, American Fork, UT		84003
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (801) 642-3998

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On February 28, 2019, the Company entered into the following agreements (collectively, the “Agreements”): (i) an employment agreement with Len E. Williams, Chief Executive Officer and President of the Company (the “Williams Agreement”); (ii) an employment agreement with Mark  K. Olson, Chief Financial Officer and Executive Vice President of the Company (the “Olson Agreement”); and (iii) a change in control agreement with Rick W. Anderson, President and Chief Operations Officer of People’s Intermountain Bank (“PIB”) (the “Anderson Agreement”).

The Williams Agreement is effective as of January 1, 2019 (the “Effective Date”) and expires on the third anniversary of the Effective Date, provided that on each anniversary of the Effective Date the term is automatically extended for an additional twelve-month period, unless terminated by a 90-day notice given by either party prior to the anniversary of the Effective Date.  For 2019, the Company shall pay a minimum salary to Mr. Williams of $450,000, which amount is subject to adjustment as the Company’s Board may determine from time to time.  The employment agreement provides for participation in a bonus based primarily on performance criteria in an incentive plan approved annually by the Company’s Compensation Committee, ranging from a minimum 25% of base salary, a target of 50%, and a maximum of 75% of base salary.  Mr. Williams is entitled to long-term incentives in the form of equity grants, as approved by the Company’s Compensation Committee and Board.  In addition, Mr. Williams is eligible to participate in all employee benefit plans, including health insurance benefits and 401(k) and ESOP plans.  The Company’s Board may terminate the employment agreement at any time for cause or disability.  In the event Mr. Williams terminates his employment for good reason or the Company terminates Mr. Williams’ employment without cause, Mr. Williams is entitled to severance payments of his then base salary and a minimum 20% annual bonus for 18 months following such termination.  The employment agreement also contains a change in control provision under which and subject to certain time periods and conditions precedent, Mr. Williams would be entitled to receive a lump sum severance payment in the amount equal to 36 months of his then base salary and minimum 20% annual incentive, and all unvested equity awards would immediately vest.  A change in control under the employment agreement occurs when (i) any person or entity acquires 50% or more of the Company’s then outstanding voting capital stock, (ii) the consummation of the sale or disposition by the Company or PIB of all or substantially all of the Company’s or PIB’s assets; or (c) the consummation of a liquidation of the Company or PIB.

The Olson Agreement is effective as of January 1, 2019 (the “Effective Date”) and expires on the last day of the thirty-month after the Effective Date, provided that on each anniversary of the Effective Date the term is automatically extended for an additional twelve-month period, unless terminated by a 90-day notice given by either party prior to the anniversary of the Effective Date.  For 2019, the Company shall pay a minimum salary to Mr. Olson of $275,000, which amount is subject to adjustment as the Company’s Board may determine from time to time.  The employment agreement provides for participation in a bonus based primarily on performance criteria in an incentive plan approved annually by the Company’s Compensation Committee, ranging from a minimum 20% of base salary, a target of 40%, and a maximum of 60% of base salary.  Mr. Olson is entitled to long-term incentives in the form of equity grants, as approved by the Company’s Compensation Committee and Board.  In addition, Mr. Olson is eligible to participate in all employee benefit plans, including health insurance benefits and 401(k) and ESOP plans.  The Company’s Board may terminate the employment agreement at any time for cause or disability.  In the event Mr. Olson terminates his employment for good reason or the Company terminates Mr. Olson’s employment without cause, Mr. Olson is entitled to severance payments of his then base salary and a minimum 20% annual bonus for 18 months following such termination.  The employment agreement also contains a change in control provision under which and subject to certain time periods and conditions precedent, Mr. Olson would be entitled to receive a lump sum severance payment in the amount equal to 30 months of his then base salary and minimum 20% annual incentive, and all unvested equity awards would immediately vest.  A change in control occurs when (i) any person or entity acquires 50% or more of the Company’s then outstanding voting capital stock, (ii) the consummation of the sale or disposition by the Company or PIB of all or substantially all of the Company’s or PIB’s assets; or (c) the consummation of a liquidation of the Company or PIB.

The Anderson Agreement is effective as of January 1, 2019 for a one-year term.  Under the change of control provision in the Anderson Agreement, Mr. Anderson would be entitled to receive a lump sum severance payment in the amount equal to 12 months of his then base salary and minimum 20% annual incentive, and all unvested equity awards would immediately vest.  A change in control occurs when (i) any person or entity acquires 50% or more of the Company’s then outstanding voting capital stock, (ii) the consummation of the sale or disposition by the Company or PIB of all or substantially all of the Company’s or PIB’s assets; or (c) the consummation of a liquidation of the Company or PIB.

The foregoing is intended only as a summary of the key terms and provisions of the Agreements and is qualified in its entirety by reference to the Agreements themselves, copies of which are filed herewith and incorporated by reference.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Employment Agreement entered into as of February 28, 2019, by and between People’s Utah Bancorp; People’s Intermountain Bank; and Len E. Williams.
10.2	Employment Agreement entered into as of February 28, 2019, by and between People’s Utah Bancorp; People’s Intermountain Bank; and Mark K. Olson.
10.3	Change In Control Agreement entered into as of February 28, 2019, by and between People’s Utah Bancorp; People’s Intermountain Bank; and Rick W. Anderson.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

People’s Utah Bancorp

Date: March 4, 2019	By:	/s/ Mark K. Olson
Mark K. Olson
Executive Vice President and Chief Financial Officer

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